Exhibit 99.1

(1):  Jefferies Capital Partners LLC (f/k/a Jefferies Capital Partners IV LLC) (“Manager”), JCP IV LLC (“General Partner”), Brian P. Friedman (“Mr. Friedman”) and James L. Luikart (“Mr. Luikart”) may be deemed to own beneficially and indirectly the shares of common stock, par value $0.01 per share (“Common Stock”), of Carrols Restaurant Group, Inc. (the “Company”), disposed of by (i) Jefferies Capital Partners IV L.P. (“Jefferies Capital Partners IV”), which disposed of 3,546,883 shares of Common Stock; (ii) Jefferies Employee Partners IV LLC (“Jefferies Employee Partners”), which disposed of 408,518 shares of Common Stock; and (iii) JCP Partners IV LLC (“JCP Partners” and, together with Jefferies Capital Partners IV and Jefferies Employee Partners, collectively, “Jefferies Capital Partners” and, together with Manager, General Partner, Mr. Friedman and Mr. Luikart, collectively, the “Reporting Persons”), which disposed of 129,708 shares of Common Stock.  General Partner is the general partner of Jefferies Capital Partners IV and is the managing member of each of Jefferies Employee Partners and JCP Partners, and had the power to vote or direct the vote, and to dispose or direct the disposition of, the shares of Common Stock disposed by Jefferies Capital Partners, and, in such capacities, may be deemed to have beneficially owned the shares of Common Stock disposed by Jefferies Capital Partners.  General Partner disclaims beneficial ownership of the shares of Common Stock disposed by Jefferies Capital Partners except to the extent of its pecuniary interest therein.  Manager is the manager of Jefferies Capital Partners and the managing member of General Partner, and had the power to vote or direct the vote, and to dispose or to direct the disposition of, the shares of Common Stock disposed by Jefferies Capital Partners, and, in such capacities, may be deemed to have beneficially owned the shares of Common Stock disposed by Jefferies Capital Partners.  Manager disclaims beneficial ownership of the shares of Common Stock disposed by Jefferies Capital Partners except to the extent of its pecuniary interest therein.  Mr. Luikart and Mr. Friedman are managing members of Manager, and, in such capacity, may be deemed to have beneficially owned the shares of Common Stock disposed by Jefferies Capital Partners.  Mr. Luikart and Mr. Friedman disclaim beneficial ownership of the shares of Common Stock disposed by Jefferies Capital Partners except to the extent of their pecuniary interest therein.  This is an exit filing with respect to all Reporting Persons.

(2):  On December 4, 2012, Jefferies Capital Partners and the Company entered into an Underwriting Agreement with Raymond James & Associates, Inc. (the “Underwriter”), relating to the offer and sale (the “Offering”) by Jefferies Capital Partners to the Underwriter of an aggregate of 4,085,109 shares of the Common Stock.  The Offering closed on December 7, 2012.  Accordingly, Jefferies Capital Partners has disposed of all of the shares of Common Stock beneficially owned by it.

Signatures: **

JEFFERIES CAPITAL PARTNERS IV L.P.
JEFFERIES EMPLOYEE PARTNERS IV LLC
JCP PARTNERS IV LLC

By: JEFFERIES CAPITAL PARTNERS LLC,
       as Manager

By: /s/ Brian P. Friedman
      ----------------------------------
Name:  Brian P. Friedman
Title: Managing Member

JCP IV LLC

By: JEFFERIES CAPITAL PARTNERS LLC,
       as Managing Member

By: /s/ Brian P. Friedman
      ----------------------------------
Name:  Brian P. Friedman
Title: Managing Member

JEFFERIES CAPITAL PARTNERS LLC

By: /s/ Brian P. Friedman
      ----------------------------------
Name:  Brian P. Friedman
Title: Managing Member

/s/ Brian P. Friedman
 --------------------------------------
Brian P. Friedman

/s/ James L. Luikart
 --------------------------------------
James L. Luikart
12/11/12 Date 12/11/12 Date 12/11/12 Date 12/11/12 Date 12/11/12 Date